Exhibit 11

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS PER SHARE	(Unaudited)			(Unaudited)
FROM CONTINUING OPERATIONS	Three Months Ended			Three Months Ended
	March 31, 2006			March 31, 2005

(Amounts in Thousands, Except for per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share from Continuing Operations:
Dividends Declared	$ 2,030	$ 3,996	$ 6,026	$ 2,176	$ 3,954	$ 6,130
Undistributed Earnings (Loss)	209	400	609	(1,078)	(1,955)	(3,033)

Income from Continuing Operations	$ 2,239	$ 4,396	$ 6,635	$ 1,098	$ 1,999	$ 3,097

Average Basic Shares Outstanding	13,111	25,098	38,209	13,562	24,590	38,152

Basic Earnings Per Share from Continuing Operations	$0.17	$0.18		$0.08	$0.08

Diluted Earnings Per Share from Continuing Operations:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 2,052	$ 3,998	$ 6,050	$ 2,176	$ 3,961	$ 6,137
Undistributed Earnings (Loss)	203	382	585	(1,096)	(1,944)	(3,040)

Income from Continuing Operations	$ 2,255	$ 4,380	$ 6,635	$ 1,080	$ 2,017	$ 3,097

Average Diluted Shares Outstanding	13,310	25,130	38,440	13,956	24,765	38,721

Diluted Earnings Per Share from Continuing Operations	$0.17	$0.17		$0.08	$0.08

Reconciliation of Basic and Diluted EPS from Continuing Operations Calculations:
Income from Continuing Operations Used for Basic EPS Calculation	$ 2,239	$ 4,396	$ 6,635	$ 1,098	$ 1,999	$ 3,097

Assumed Dividends Payable on Dilutive Shares:
Stock options	--	--	--	--	--	--
Performance share awards	22	2	24	--	7	7

(Reduction) Increase of Undistributed Earnings - allocated based on Class A and Class B shares	(6)	(18)	(24)	(18)	11	(7)

Income from Continuing Operations Used for Diluted EPS Calculation	$ 2,255	$ 4,380	$ 6,635	$ 1,080	$ 2,017	$ 3,097

Average Shares Outstanding for Basic EPS Calculation	13,111	25,098	38,209	13,562	24,590	38,152

Dilutive Effect of Average Outstanding:
Stock options	--	--	--	--	--	--
Performance share awards	138	11	149	--	49	49
Restricted share units	61	21	82	394	126	520

Average Shares Outstanding for Diluted EPS Calculation	13,310	25,130	38,440	13,956	24,765	38,721

Included in dividends declared for the basic and diluted earnings per share computation are dividends computed and accrued on unvested Class A and Class B restricted share units, which will be paid by a conversion to the equivalent value of common shares after a vesting period.

For the current year period, all 1,860,000 average stock options outstanding were antidilutive and were excluded from the dilutive calculation. For the prior year period, all 2,395,000 average stock options outstanding were antidilutive and were excluded from the dilutive calculation.

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS PER SHARE	(Unaudited)			(Unaudited)
FROM CONTINUING OPERATIONS	Nine Months Ended			Nine Months Ended
	March 31, 2006			March 31, 2005

(Amounts in Thousands, Except for per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share from Continuing Operations:
Dividends Declared	$ 6,209	$ 11,954	$18,163	$ 6,460	$ 11,838	$18,298
Undistributed Loss	(2,286)	(4,272)	(6,558)	(617)	(1,114)	(1,731)

Income from Continuing Operations	$ 3,923	$ 7,682	$ 11,605	$ 5,843	$ 10,724	$16,567

Average Basic Shares Outstanding	13,315	24,877	38,192	13,591	24,546	38,137

Basic Earnings Per Share from Continuing Operations	$0.29	$0.31		$0.43	$0.44

Diluted Earnings Per Share from Continuing Operations:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 6,266	$ 11,959	$18,225	$ 6,460	$ 11,867	$18,327
Undistributed Loss	(2,322)	(4,298)	(6,620)	(633)	(1,127)	(1,760)

Income from Continuing Operations	$ 3,944	$ 7,661	$ 11,605	$ 5,827	$ 10,740	$16,567

Average Diluted Shares Outstanding	13,443	24,889	38,332	13,871	24,715	38,586

Diluted Earnings Per Share from Continuing Operations	$0.29	$0.31		$0.42	$0.43

Reconciliation of Basic and Diluted EPS from Continuing Operations Calculations:
Income from Continuing Operations Used for Basic EPS Calculation	$ 3,923	$ 7,682	$ 11,605	$ 5,843	$ 10,724	$16,567

Assumed Dividends Payable on Dilutive Shares:
Stock options	--	--	--	--	--	--
Performance share awards	57	5	62	--	29	29

Reduction of Undistributed Earnings - allocated based on Class A and Class B shares	(36)	(26)	(62)	(16)	(13)	(29)

Income from Continuing Operations Used for Diluted EPS Calculation	$ 3,944	$ 7,661	$ 11,605	$ 5,827	$ 10,740	$16,567

Average Shares Outstanding for Basic EPS Calculation	13,315	24,877	38,192	13,591	24,546	38,137

Dilutive Effect of Average Outstanding:
Stock options	--	--	--	--	--	--
Performance share awards	124	10	134	--	61	61
Restricted share units	4	2	6	280	108	388

Average Shares Outstanding for Diluted EPS Calculation	13,443	24,889	38,332	13,871	24,715	38,586

Included in dividends declared for the basic and diluted earnings per share computation are dividends computed and accrued on unvested Class A and Class B restricted share units, which will be paid by a conversion to the equivalent value of common shares after a vesting period.

For the current year period, all 2,001,000 average stock options outstanding were antidilutive and were excluded from the dilutive calculation. For the prior year period, all 2,464,000 average stock options outstanding were antidilutive and were excluded from the dilutive calculation.

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS (LOSS) PER SHARE	(Unaudited)	(Unaudited)
FROM DISCONTINUED OPERATIONS	Three Months Ended	Three Months Ended
	March 31, 2006	March 31, 2005

Basic:
Class A	$0.02	$(0.05)
Class B	$0.01	$(0.05)
Diluted:
Class A	$0.02	$(0.05)
Class B	$0.02	$(0.04)

EARNINGS (LOSS) PER SHARE	(Unaudited)	(Unaudited)
FROM DISCONTINUED OPERATIONS	Nine Months Ended	Nine Months Ended
	March 31, 2006	March 31, 2005

Basic:
Class A	$(0.18)	$(0.11)
Class B	$(0.19)	$(0.11)
Diluted:
Class A	$(0.18)	$(0.11)
Class B	$(0.19)	$(0.10)

EARNINGS PER SHARE	(Unaudited)	(Unaudited)
FROM CUMULATIVE EFFECT OF CHANGE	Three Months Ended	Three Months Ended
IN ACCOUNTING PRINCIPLE	March 31, 2006	March 31, 2005

Basic:
Class A	$0.00	$0.00
Class B	$0.00	$0.00
Diluted:
Class A	$0.00	$0.00
Class B	$0.00	$0.00

EARNINGS PER SHARE	(Unaudited)	(Unaudited)
FROM CUMULATIVE EFFECT OF CHANGE	Nine Months Ended	Nine Months Ended
IN ACCOUNTING PRINCIPLE	March 31, 2006	March 31, 2005

Basic:p; Basic:
Class A	$0.01	$0.00
Class B	$0.01	$0.00
Diluted:
Class A	$0.01	$0.00
Class B	$0.01	$0.00

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS PER SHARE	(Unaudited)			(Unaudited)
(INCLUDING DISCONTINUED OPERATIONS	Three Months Ended			Three Months Ended
AND CUMULATIVE EFFECT OF CHANGE IN	March 31, 2006			March 31, 2005
ACCOUNTING PRINCIPLE)
(Amounts in Thousands, Except for per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share:
Dividends Declared	$ 2,030	$ 3,996	$ 6,026	$ 2,176	$ 3,954	$ 6,130
Undistributed Earnings (Loss)	433	830	1,263	(1,710)	(3,101)	(4,811)

Net Income	$ 2,463	$ 4,826	$ 7,289	$ 466	$ 853	$ 1,319

Average Basic Shares Outstanding	13,111	25,098	38,209	13,562	24,590	38,152

Basic Earnings Per Share	$0.19	$0.19		$0.03	$0.03

Diluted Earnings Per Share:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 2,052	$ 3,998	$ 6,050	$ 2,176	$ 3,961	$ 6,137
Undistributed Earnings (Loss)	429	810	1,239	(1,737)	(3,081)	(4,818)

Net Income	$ 2,481	$ 4,808	$ 7,289	$ 439	$ 880	$ 1,319

Average Diluted Shares Outstanding	13,310	25,130	38,440	13,956	24,765	38,721

Diluted Earnings Per Share	$0.19	$0.19		$0.03	$0.04

EARNINGS PER SHARE	(Unaudited)			(Unaudited)
(INCLUDING DISCONTINUED OPERATIONS	Nine Months Ended			Nine Months Ended
AND CUMULATIVE EFFECT OF CHANGE IN	March 31, 2006			March 31, 2005
ACCOUNTING PRINCIPLE)
(Amounts in Thousands, Except for per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share:
Dividends Declared	$ 6,209	$ 11,954	$18,163	$ 6,460	$11,838	$18,298
Undistributed Earnings (Loss)	(4,603)	(8,600)	(13,203)	(2,084)	(3,764)	(5,848)

Net Income	$ 1,606	$ 3,354	$ 4,960	$ 4,376	$ 8,074	$12,450

Average Basic Shares Outstanding	13,315	24,877	38,192	13,591	24,546	38,137

Basic Earnings Per Share	$0.12	$0.13		$0.32	$0.33

Diluted Earnings Per Share:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 6,266	$ 11,959	$ 18,225	$ 6,460	$11,867	$18,327
Undistributed Earnings (Loss)	(4,652)	(8,613)	(13,265)	(2,113)	(3,764)	(5,877)

Net Income	$ 1,614	$ 3,346	$ 4,960	$ 4,347	$ 8,103	$12,450

Average Diluted Shares Outstanding	13,443	24,889	38,332	13,871	24,715	38,586

Diluted Earnings Per Share	$0.12	$0.13		$0.31	$0.33